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                                                                    EXHIBIT 10.1

CURRENT ACCOUNT CREDIT OPENING AGREEMENT FORMALIZED BY SCOTIABANK INVERLAT, SOCIEDAD ANONIMA, A MULTIPLE BANKING INSTITUTION, GRUPO FINANCIERO SCOTIABANK INVERLAT, HEREINAFTER REFERRED TO AS "THE CREDITOR", REPRESENTED BY MR. FRANCISCO VAZQUEZ FERNANDEZ AND BY DAISYTEK DE MEXICO, A VARIABLE CAPITAL CORPORATION, HEREINAFTER REFERRED TO AS "THE ACCREDITED" REPRESENTED BY GLAUBER DAVID VIVAS; PURSUANT WITH THE FOLLOWING STATEMENTS AND CLAUSES:

                         REPRESENTATIONS AND WARRANTEES

I. The Creditor's representative states that his represented is a Credit Institution, constituted in accordance with the laws in the matter and is empowered to formalize the agreement herein..

II. The Accredited representative states that:

a) His represented is a mercantile society of Mexican nationality regulated by its social statutes, by the General Mercantile Societies Law (Ley de Sociedades Mercantiles) and other applicable regulations.

b) His represented is proprietor of the inventories of merchandise located within its installations, distinct from deposited merchandise or merchandise deposited on consignment for sale of which third parties are owners of as well as the machinery used for its operation.

c) He has no knowledge of any legal procedure filed against his represented, which could adversely affect their financial situation, operations, assets or their own legal existence, in prejudice of the legality validity or ability to claim what is set forth by the agreement herein.

d) The financial and accountable information brought forth to the Creditor for the acceptance of this credit, accurately and truthfully reflects his represented economic situation and therefore has not breached article one hundred and twelve of the Credit Institutions Law (Ley de Instituciones de Credito), whose text and legal scope has been explained to them, thus considering its transcription unnecessary.

e) To comply with the general capacity dispositions referred to by article one hundred and fifteen of the Credit Institutions Law (Ley de Instituciones de Credito), issued by the Treasury Department (Secretaria de Hacienda y Credito Publico), in the Official Federation Diary (Diario Oficial de la Federacion) on the tenth of March, nineteen ninety seven, and according to what is set forth in the Second disposition, he has brought forth before the Creditor copies of the documents of his represented listed as follows:

    1. Federal Taxpayer's Record Identification Number and Fiscal Identification Certificate.

    2. Evidence of the filed Deeds of Incorporation of his represented, and their applicable reforms, as well as the power through which its credits its empowerment of representation.

    3. His represented proofs of address (Property tax payment, electric power service receipt, telephone bill, etc.).

f) That his represented acknowledges that the agreement herein was authorized according to the legal and financial regulations applicable to Credit Institutions, based on the information provided by the Creditor.

g) That his represented has knowledge of the fact that a breach of any positive or negative covenants give rise to effects that repercussion on the credit administration costs, that is, in the charge of a commission that to this effect the Creditor gives knowledge of at the moment of signing, for in the event of any such assumption, the Creditor needs to perform several unforeseen administrative and/or juridical activities, in order for the Accredited to fulfill the obligations agreed to in the agreement herein.

h) That it owns the assets that integrate the Industrial Unit, which is free of encumbrance or domain limitation, as evidenced with the corresponding certificate issued by the Public Commerce Records of the Federal District Registro Publico de Comercio del Distrito Federal attached to the agreement



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    herein as annex "A". The Industrial Unit is understood as all floating and fixed assets subject to exploitation, cash in the current account and credits in favour of the company, originated by its operations, considered in their unity.


Having stated the above, the parties grant the following:


                                     CLAUSES

                                   CHAPTER ONE
                             CURRENT ACCOUNT CREDIT

FIRST.- CREDIT.- The Creditor grants the Accredited a Current Account Credit, up to the amount of $90'000,000.00 (NINENTY MILLION PESOS, MEXICAN LEGAL TENDER). This amount does not include the interest, expenses and accessories the Accredited shall cover for the use of the credit herein..


SECOND.- DESTINATION.- The Accredited is obliged to invest the credit amount precisely as support to his working capital.


THIRD.- WITHDRAWAL.- The Accredited may withdraw the granted revolving credit amount in the following terms:

a) In a revolving manner at maximum terms of 180 (one hundred and eighty) days, with the possibility of extending the withdrawal terms without surpassing the indicated 180 (one hundred and eighty) days; and may again dispose of the granted credit amounts he may have settled when the stated term has expired.

b)  Up to the amount that is lower from the following amounts:

    b.1) $90'000,000.00 (Ninety million pesos Mexican Legal Tender 00/100), which the first clause of this agreement refer to; or

    b.2) The amount resulting from the maximum financing Calculation relative to the analysis of accounts receivable and the inventory of the Accredited.

    We understand as maximum financing Calculation, the monthly balance in books of its accounts receivable with an age not older than 120 (one hundred and twenty) days times 60% (sixty percent), plus the monthly balance in books of its inventories times 30%(thirty percent).

Such withdrawals shall for no reason surpass neither the open credit amount nor the expiry date of the contract herein.

The Accredited may have access to the credit, providing the agreement herein is ratified before a public certifier appointed by the Creditor and in its case, is filed, or else brought forth for this process, in the corresponding Property and Commerce Public Files.


FOURTH.- COMMISSIONS.- The Accredited is obliged to pay the Creditor, over the total credit amount, an opening commission equivalent to 1 % (one percent).

Likewise, the Accredited shall promptly inform the Creditor about any likely non-compliance in the cases where the Accredited itself has previous knowledge of the fact that it will be unable to fulfill its positive and negative covenants on time, and for such purpose he must request an extension to fulfill such obligations.



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In such extension application he shall describe the causes
that originate such non-compliance, the actions and periods of time he will need to repair it, understanding that the Creditor reserves his right to grant the aforementioned extension to the Accredited.

If the Creditor has knowledge of any non-compliance with the positive and negative covenants, it will notify the Accredited in order for them to inform it of the causes that originated such non-compliance, the actions and periods of time he will take to repair them for which an extension will be applied for in order to comply with such obligations. In said application the causes that originated such non-compliance will be outlined, with the understanding that the Creditor reserves the right to serve the Accredited the aforesaid extension.

In both cases, the Accredited authorizes the Creditor to charge on any of the checking accounts it manages, the valid fee it informs them whenever any of the aforementioned assumptions occur. For informative effects, the fee at the time the agreement herein was formalized is USD $200.00 (Two-hundred dollars United States of America legal tender 00/100) or its equivalent in Pesos, Mexican Currency, plus the Value Added Tax (V.A.T.).

Without prejudice that the Accredited pay the commission for non-compliance outlined in the previous paragraph, the Creditor reserves the power to terminate the agreement herein in advance due to non-compliance.


FIFTH.- AMORTIZATION.- The Accredited:

a) Is obliged to restore the Creditor the withdrawn amounts at the agreed dates for their amortization in the promissory notes that evidence the dispositions and in its case, together with their interest, whenever the withdrawals have an expiry term under 3 (three) months.

b) Shall in no event surpass the amount of the withdrawals charged to this credit, surpass the limit set forth, in its case the due date of the promissory notes that evidence them, nor the validity of this agreement.

The application of the amounts the Accredited pays the Creditor shall cover his debt in the following sequence:

a) Trial or collections expenses, insurance or other accounted concepts, if any,

b)  Value Added Tax over penalty interest, if any,

c)  Penalty interest,

d)  Value Added Tax over ordinary interest,

e)  Ordinary interest,

f)  Overdue capital,

g)  Valid capital.

The Accredited shall make the payments corresponding to the Creditor, at the working day immediately subsequent to each of the payment dates if any of them should be a non-working day.


SIXTH.- INTEREST.- The Accredited is obliged to pay the Creditor, ordinary annual interest, over the unpaid balances according to the following:

    a) In a due quarterly manner, when the withdrawal due date is equal to or over 3 (three) months.

    b)  At the withdrawal due date, when it is under 3 (three) months.

    c) We shall take as reference rate the Interbank Equilibrium Interest Rate (T.I.I.E), which shall be determined at the beginning of the interest calculation period and is updated on a monthly basis.



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To the reference rate mentioned in the above item c), we shall add 3.25 (three point twenty-five) additional percentage points, thus conforming the ordinary interest rate.

In the event the T.I.I.E. Rate exists no more, or when the ordinary interest calculation is done, according to what is set forth in the above paragraph, is unknown, its substitute reference rate shall be that of the Federation Treasury Certificates (CETES); to this reference rate we shall add 6.25 (six point twenty-five) percentage points, thus conforming the substitute interest rate.

In the event the T.I.I.E and CETES rates no longer exist, or when the interest calculation is done, they are unknown, their substitute reference rate shall be the Liabilities Time Collection Cost (C.C.P.); to this reference rate we shall add 7.5 (seven point five) percentage points, thus conforming the substitute rate.

The agreed rate and, in its case, its substitute rates, shall be applied at the effectively elapsed days during the interest calculation period.

DEFINITIONS:

As T.I.I.E. we shall understand the 28-day term Interbank Equilibrium Rate issued daily by the Banco de Mexico, through the Oficial Federation Diary (Diario Oficial de la Federacion), the day each interest rate determination period begins, and for effects of its calculation, the 28-day term T.I.I.E rate shall be equivalent to 30-day terms. In the event such rate is not issued, we shall use as reference rate that issued at the immediately prior date, and so subsequently until the twenty-second day of such interest calculation rate date.

As CETES we shall understand the 28-day term Federation Treasury Certificates Rate, issued by the Banco de Mexico, through the Oficial Federation Diary (Diario Oficial de la Federacion) at the most recent prior date to the starting date of each interest rate determination period.

As Liabilities Time Collection Cost (C.C.P.) we shall understand the 30-day Liabilities Time Collection cost, estimated by the Banco de Mexico representing the group of Multiple Banking Institutions and issued by the Official Federation Diary (Diario Oficial de la Federacion) at the initial date of each rate determination period.

If the Accredited were to incur in payment default of the agreed amortizations, as well as any other obligation under its charge, caused by the credit hereby formalized, the Creditor shall apply penalty interest equal to those resulting from multiplying by 2 (two) the aforementioned ordinary interest rate, during the term it is still in force.

Penalty interest shall give rise: over any of the Accredited unpaid due balance which is not interest and over the amount of other patrimonial obligations under the Accredited liability that are not over capital or interest if they are not paid in terms with what is set forth herein.

SEVENTH.- WITHDRAWAL DOCUMENTATION.- To document a withdrawal set forth herein, the Accredited shall subscribe to the Creditor promissory notes that shall not surpass its amount and whose expiry dates shall not be later than this agreement's expiry date; such securities shall gather the requirements, terms and conditions set forth by the General Securities and Credit Operations Law.


                                   CHAPTER TWO
                         48-HOUR CURRENT ACCOUNT CREDIT


EIGHTH.- CREDIT.- The Creditor grants the Accredited a Current Account Credit, up to the amount of $5'000,000.00 (FIVE MILLION PESOS, MEXICAN LEGAL TENDER). This amount does not include interest, expenses and accessories the Accredited shall cover to use the herein credit.


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NINTH.- DISPOSITION.- The Accredited may make use of the credit amount exclusively to cover the remaining amounts when drafting checks to be paid charged on checking account number 0001181122 which the Accredited himself has established with the Creditor in Branch PATRIOTISMO (113), Mexico City, Federal District (Distrito Federal).

The Accredited may make use of the credit amount conceded herein providing it is ratified before a public Certifier appointed by the Creditor and, in its case, is filed, or else brought forth for this process, in the corresponding Property and Commerce Public Files.


TENTH.- AMORTIZATION.- The Accredited is obliged to restore the Creditor the established amounts, with their corresponding interest according to the herein interest clause, exactly within forty-eight hours after the withdrawal in question.

The application of payments by the Accredited to the Creditor shall be to cover his debt in the following sequence:

a)  Trial or collections expenses, insurance and commissions, if any,

b)  Value Added Tax over penalty interest, if any,

c)  Penalty interest,

d)  Value Added Tax over ordinary interest,

e)  Ordinary interest,

f)  Overdue capital,

g)  Valid capital.

The Accredited shall pay the Creditor, at the working day immediately subsequent to each of the payment dates if any of them should be a non-working day.


ELEVENTH.- INTEREST.- The Accredited is obliged to pay the Creditor, exactly within 48 hours after the date of withdrawal, ordinary annual interest, over unpaid balances according to the following: the reference rate shall be the Interbank Equilibrium Interest Rate (T.I.I.E..), which shall be determined at the beginning of the interest calculation period and will be updated on a daily basis

To the aforementioned reference rate, we shall add 2.5 (two point five) percentage points, thus conforming the ordinary interest rate.

In the event the T.I.I.E. Rate exists no more, or when the ordinary interest calculation is done, according to what is set forth in the above paragraph, is unknown, its substitute reference rate shall be that of the Federation Treasury Certificates (CETES); to this reference rate we shall add 5.5 (five point five) percentage points, thus conforming the substitute interest rate.

In the event the T.I.I.E and CETES rates no longer exist, or when the interest calculation is done, they are unknown, their substitute reference rate shall be the Liabilities Time Collection Cost (C.C.P.); to this reference rate we shall add 6.5 (six point five) percentage points, thus conforming the substitute rate.

The agreed rate and, in its case, its substitute rates, shall be applied at the effectively elapsed days during the interest calculation period.

DEFINITIONS:

As T.I.I.E. we shall understand the 28-day term Interbank Equilibrium Rate issued daily by the Banco de Mexico, through the Oficial Federation Diary (Diario Oficial de la Federacion), the day each interest rate determination period begins, and for effects of its calculation, the 28-day term T.I.I.E rate shall be



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equivalent to 30-day terms. In the event such rate is not issued, we shall use as reference rate that issued at the immediately prior date, and so subsequently until the twenty-second day of such interest calculation rate date.

As CETES we shall understand the 28-day term Federation Treasury Certificates Rate, issued by the Banco de Mexico, through the Oficial Federation Diary (Diario Oficial de la Federacion) at the most recent prior date to the starting date of each interest rate determination period.

As Liabilities Time Collection Cost (C.C.P.) we shall understand the 30-day Liabilities Time Collection cost, estimated by the Banco de Mexico representing the group of Multiple Banking Institutions and issued by the Official Federation Diary (Diario Oficial de la Federacion) at the initial date of each rate determination period.

If the Accredited were to incur in payment default of the agreed amortizations, as well as any other obligation under his charge, caused by the credit hereby formalized, the Creditor shall apply penalty interest equal to those resulting from multiplying by 2 (two) the aforementioned ordinary interest rate, during the term it is still in force.

Penalty interest shall give rise: over any of the Accredited unpaid due balance which is not interest and over the amount of other patrimonial obligations under the Accredited liability that are not over capital or interest if they are not paid in terms with what is set forth herein.


                                  CHAPTER THREE
                                 COMMON CLAUSES

TWELFTH.- TERMINATION.- This agreement shall be deemed as terminated at its (36) thirty-six months of validity, counting from its date of formalization. Without prejudice to the above, the Creditor, at the twelfth and twenty-fourth months portfolio validity, shall have the power to make a credit revision, as well as a revision of the terms, conditions and obligations under the charge of the Accredited according to the present Contract and Daisytek International Corporation under the terms of the Guarantee Letter, and in its case to deem it terminated at such dated, and thus shall notify the Accredited himself about the early termination, thirty days prior to the effective termination date, and he shall pay the unpaid credit balance.


THIRTEENTH.- GUARANTEES.- Without prejudice of the obligation by the Accredited of responding with all his assets, present or future, as guarantee of the fulfillment of the obligations under his charge derived from the agreement herein, of the payment of interest and other benefits derived from the Law or Judicial Resolutions and from expenses and trial expenses or costs in the event of a trial where the court rules to hold the Accredited to its payment, the Accredited constitutes in favor and with the Creditor's consent, a SPECIFIC AND FIRST TERM MORTGAGE OVER THE INDUSTRIAL UNIT HE IS PROPRIETOR OF, which includes all the material and fixture elements of the Accredited's business subject to exploitation, considered in his unit, the current exploitation cash, the loans in favor of the Accredited originated by his operations, his collectibles, without prejudice of the responsibility of disposing of them and substituting them in the normal movement of its operations, without the need of consent by the Creditor and its total assets located within the mentioned Industrial Unit. Such mortgage includes all and everything that corresponds to it, in terms with article sixty-seven of the Credit Institutions Law, and therefore it will prevail due to its filing in the corresponding Public Commerce Records, during the entire duration of any unpaid balance under the Accredited.

The Accredited broadens the agreed industrial mortgage to past due unpaid interest, even if it exceeds three years, agreement which will be filed in the corresponding Public Commerce Records. The Accredited guarantees with the agreed mortgage, the herein credit amount and its accessories, notwithstanding the guaranteed obligation is reduced.



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The guarantees constituted in accordance with what is set forth above shall prevail while the capital or its interest, all or in parts, remain unpaid. The Accredited states his conformity in the fact that there shall be no guarantee decrease if the credit is decreased.

To comply with what is set forth by the Security and Exchange Commission (Comision Nacional Bancaria y de Valores) in matters of appraisals, the Creditor shall request the elaboration of the corresponding appraisals, in its case, every two years starting from the date this agreement is signed, in order to verify the value of the goods granted as guarantee; the expenses caused by the elaboration of the appraisals shall be borne by the Accredited, who authorized the corresponding charge on the Accredited checking account.

Without prejudice of the guarantee constituted herein, the Accredited is obliged to deliver a letter of Guarantee from Daisytek International Corporation for an amount of $95'000,000.00 (Ninety five million pesos, Mexican Legal Tender 00/100), which shall have the same validity term as the herein agreement. Such guarantee shall subsist providing there is a pending debt and shall respond for the total unpaid credit at that point of time, together with ordinary interest, penalty interest, if any, and other legal accessories in reasonable and duly evidenced amounts.

FOURTEENTH.- OFFICER.- The Creditor shall be entitled, during the validity of the agreement herein, to appoint an officer to verify the exact compliance of the obligations under the Accredited.


FIFTEENTH.- NEGOTIABILITY.- The Accredited specifically empowers the Creditor to discount or cede the entire or part of the credit, even before it expires and in its case, to endorse and in any other form negotiate the securities that document the dispositions derived from the credit herein, though this will not deem it renewed in the ceded or discounted portion.


SIXTEENTH.- INSURANCE.- The Accredited or Daisytek International Corporation isis obliged at the date of signature of the agreement herein or at the latest by the first withdrawal to acquire insurance that covers his company's assets for an amount no lesser than their replacement value, as well as that which covers its accounts receivable, for a minimum value of USD 8,000,000 (eight million dollars, legal tender of the United States of America). In both cases, the policies should have the main endorsement in favor of the Creditor and to furnish the Creditor with the insurance certificate or policy.

In the policy that covers the accounts receivable it shall be set forth that if they surpass a 180-day (one hundred and eighty day) term, the Creditor as main beneficiary may demand the collection of the policy.

By the expiration date of the aforementioned policies, the Accredited or Daisytek International Corporation shall perform the corresponding renewal, furnishing the Creditor with a copy of the new insurance policy.

Likewise, the Accredited or Daisytek International Corporation is obliged to insure the assets object to guarantee, for an amount no lesser than their replacement value, which covers at least the total amount of the granted credit and its accessories, stating as beneficiary the Creditor and to process the endorsement through which the insurance company is informed that the insured assets have been object of a guarantee granted for the Creditor, in order for the corresponding policy to point out the corresponding encumbrance.

In the event the Accredited or Daisytek International Corporation does not contract an insurance in the terms set forth in the above paragraphs, they hereby authorize the Creditor to contract the corresponding insurance and to charge on any of the checking accounts that has or comes to have the corresponding amounts. Likewise, when the policies expire, the Accredited is obliged to deliver the renewals within a 15-day term; after such term, they authorize the Creditor to request them and is obliged to pay the amount of such renewals.

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SEVENTEENTH.- ADVANCED PAYMENT.- The parties agree that if the Accredited is current in compliance with his payment obligations, he may make total or partial advanced payments of the credit's insolvable balance. The Accredited is obliged to notify the Creditor in writing, one business day in advance, about the advanced payment amount to be made, in which case it will cause no commission.


EIGHTEENTH.- POSITIVE AND NEGATIVE COVENANTS.- The Accredited is obliged to comply with the following obligations:

Before making the credit withdrawal:

a) Deliver a copy of the written confirmation by Daisytek International Corporation and Daisytek Inc., stating that the credits granted by the Creditor to the Accredited, do not infringe the conditions of credit Syndicated Contracts formalized with foreign Financial Institutions.

b) Deliver a copy of the authorization of the creditor Credit Institutions of Daisytek International Corporation, for the release of the covenants set forth in the Syndicated Credit.

c) Obtain a consent by Daisytek International Corporation to subordinate its credits to its debt with the Creditor.


Once the first withdrawal from any of the credits has been made and during their validity:

I.  Positive Covenants:

a)  Formally subordinate the liabilities of its filial companies.

b) Accredit the dissolution of the Priority Fulfillment Services de Mexico, S.A. de C.V. society, a filial company of the Accredited, within three months from the first withdrawal of any of the loans formalized herein.

c) Keep the Accredited's assets insured including its inventory with main endorsement in favor of the Creditor.

d) Keep valid the Accredited's accounts payable insurance policy with main endorsement in favor of the Creditor.

e) Deliver audited individual and consolidated annual financial information of the Accredited and Daisytek International Corporation, within one hundred and twenty days after the closing of the fiscal year.

f) Deliver quarterly individual and consolidated financial information of the Accredited and Daisytek International Corporation, within sixty days after the period closing.

g) Deliver a negative and positive covenants compliance letter, together with the aforementioned financial information which shall include compliance with the negative and positive covenants in this contract and those set forth in credit contracts signed between Daisytek International Corporation with foreign Financial Institutions.

h) Deliver the "Loan basis calculation" on a monthly basis, that includes the inventory and accounts receivable with an age not over 120 (one hundred and twenty) days, within the 30 (thirty) days after month closing.

i)  Deliver a quarterly report of the age of accounts receivable.



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j)  Notify the Creditor of any substantial change in administration, in which case, the Creditor should manifest its conformity, such that it cannot be denied without just cause for it, within five working days, counted from the date of notification.

k)  Keep the following quarterly financial covenants:

    1) A debt coverage index no greater than 3.50 (three point fifty) We understand as debt coverage index: Bank Debt divided by operating Profit, before interest, taxes, depreciation and amortization. It is understood that this will be calculated on a rolling four-quarter basis.

    2) An interest Coverage Index no less than 2.00 (two point zero). We understand as interest index: operating Profit, before interest, taxes, depreciation and amortization divided by Financial ------- Expenses.

    3) A minimum tangible net worth of USD $15'000,000.00 (Fifteen million dollars, US National Legal Tender). We understand tangible net worth as: total equity minus investments in subsidiaries and affiliates, minus accounts due by officers and affiliates, plus any debt subordinated to the Creditor.


II. Negative covenants:

l)  Constitute real guarantees over the company's assets.

m)  Contract additional financing to those contracted, nor grant guarantees.

n)  Decree dividends, nor withdraw profit.

o)  Change the line of business.

p)  Change the Accredited's share control.

q) Hold transactions with connected, affiliated and filial parties, except those deriving from its normal course of operations.


NINETEENTH.- CAUSES FOR EARLY EXPIRY. - The Creditor may deem this agreement as expired in advance, and therefore demand payment of the principal amount, caused interest and other legal accessories, if the Accredited breaches the positive and negative covenants, as well as the other obligations under his charge derived from this agreement and especially:

a) If it uses the credit amount or part of it, in its case, for different ends than those agreed to in this agreement's Second and Ninth Clauses or if it does not furnish the Creditor, whenever it request so, the information or documents relative to the credit's destination and how its company works.

b) If it stops covering at the due date one or more of the amounts under its charge, either capital or interest.

c) If it leases or transfers its business, changes its facilities, if it scissions or merges, or if it changes its social address or social denomination without prior written authorization by the Creditor.

d) If the guarantee set forth by it in this agreement, in its case, does not fulfill the requirements to which the guarantees Clause refers to.



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e)  If its company and/or, in its case, the guarantee assets, were alienated, granted as guarantee or were in total or partial lien, except for the sale of goods during the normal course of business.

f) If any suit is filed against it affecting the proper functioning of its company or impairs its patrimony and/or the guarantee, in its case, for an amount higher than USD $5'000,000.00 (Five million dollars, U.S. legal tender) 00/1009, that is not resolved within a 30-natural day term, counting from its date of inception, except if it proves the Creditor that it has taken all the legal measures necessary for its defense and that the Creditor agrees with this.

g) If it does not comply with the payment of its contributions, taxes or any other fiscal debt under its charge, including the fees corresponding to the Mexican Social Security Institute (Instituto Mexicano del Seguro Social), the National Workers Housing Fund Institute (Instituto del Fondo Nacional para la Vivienda de los Trabajadores) and the Pension Funds System (Sistema de Ahorro para el Retiro).

h) If it does not comply with the conditions set forth in the clause relative to Insurance.

i) If it does not grant the officer, or in its case the Auditor the Creditor appoints, with the necessary powers to undertake his position.

j) If the Accredited or Daisytek International Corporation were declared in contest or if a contest procedure were initiated against them.

k) If the Accredited or Daisytek International Corporation, breaches any of their obligations, and especially that of payment, derived from credits granted by the Creditor or by any National or Foreign Financial Institution.

l) If the Accredited breaches any of the conditions established in the contracts related to the normal course of business, provided that a "final and definitive" sentence exists to this effect.

m)  By any reason foreseen by the Law for this effect.

Without prejudice of what is set forth above, the Creditor grants the Accredited a ten workday term of grace counting from the date of payment default of capital or interest of the Credit, to repair it, and therefore at such term the Accredited shall not be deemed as having incurred in a cause for anticipated termination, without prejudice of generating the corresponding penalty interest.

TWENTIETH. - ACTIONS. - The Creditor reserves the power of obtaining the collection of the balances charged to the Accredited, exercising via merchant execution enforcement procedure or the corresponding one where appropriate, without restraint order, in the understanding that, if the latter execution procedure does not exclude the other; the Creditor shall point out the sufficient assets for embargo without subjection to the order established in article one thousand three hundred and ninety five of the Merchant Code (Codigo de Comercio) in which case the Depositary named by the Creditor shall take possession without granting bail. The exercise of one of these actions does not imply the loss of the other and the actions that concern the Creditor, shall integrally prevail in subsistence until the total credit and its accessories charged to the Accredited be realized.

The Accredited states his specific consent for the quantities that may be appropriated in the event of a trial, the Creditor shall apply them to cover their debts in the sequence indicated by the amortization clause.


TWENTY-FIRST. - ACCOUNT STATEMENT. - In the terms of article sixty eight of the Credit Institutions Law (Ley de Instituciones de Credito), the herein agreement in addition to a certified account statement by an Accountant empowered by the Creditor, shall be a bond conveying an enforceable right security without the need of authentication of signature or any other requirement.

TWENTY-SECOND. - RESTRICTION AND DENOUNCE. - The Creditor in terms with what is set forth by article two hundred and ninety four of the Securities and Credit Operations General Law (Ley General de Titulos y Operaciones de Credito), shall denounce the present instrument, or where appropriate, shorten the term, through a simple written notification on this matter to the Accredited - under the understanding that the amounts drawn down by the Accredited will be paid at their original maturity and may only be required by the Creditor in an anticipated manner, in the event of non-compliance as described in this contract.


TWENTY-THIRD. - COST INCREASE. - If during the enforcement of this agreement, the competent authorities issue legal dispositions of general character, applicable to loans as the one formalized herein, or issue a specific requirement related to the credit granted hereby, and from these an increase in credit costs is derived, the Creditor, through written notification shall inform Accredited of the latter event, in order that in a thirty day period, counted from the such dispositions or requirements, during its enforcement, the terms of the third paragraph number M.21.2. of Banco de Mexico's Bulletin 2019/95, whose text is transcribed hereinafter: "In the case of credits whose cost for the loaning institutions partially depends on the commissions charged to a third party to the institution itself, and are unknown by it when the credit is formalized, or else may be modified by the third party itself after it, institutions may agree with their accredited the possibility of rebounding the amount of such commissions."


TWENTY-FOURTH.- CREDIT INFORMATION.- The Accredited, authorizes the Creditor to request and furnish at any given moment, credit information to and from any of The Grupo Financiero Scotiabank Inverlat entities and to and from credit information societies and to use any other mean considered pertinent to obtain information of his credit history and verify the information herein.

TWENTY-FIFTH.- ADDRESSES AND PAYMENT LOCATION.- The parties declare the following as their addresses to hear and receive all types of documents and notifications regarding this agreement:

Creditor:         Boulevard M. Avila Camacho No. 1-18, Colonia Lomas de
                  Chapultepec, Mexico, Distrito Federal, C.P. 11009.

Accredited:       Avenida Benjamin Franklin No. 98, 5 degrees. Piso, Colonia
                  Escandon, Mexico, Distrito Federal, C.P. 11800.


The Accredited undertakes to pay the Creditor the capital, interest and other benefits derived from the agreement herein, at the Creditor's address, or any of its branches, in working days and hours without requirement or previous collection effort, in cash or in checks, but if these were not certified or teller, the amount shall not be applied, until these have been cashed. Without prejudice of the above, the Accredited empowers the Creditor to charge to any checking account it operates or may come to operate, the amount of all the debt as capital, interest, commission, expenses and accessories derived hereby.

In the supposition that the aforementioned checking accounts have no available funds and only as that referring to capital amortization, the parties agree that if the Accredited does no cover them promptly, for the days elapsed since the obligation is due until the date when the corresponding payment is made, instead of the corresponding ordinary rate, the penalty rate set forth hereby shall be applied. The Creditor shall be empowered to appoint a different payment location, prior notification to the Accredited.


TWENTY-SIXTH.- FORTUITOUS CASE.- The Accredited and the Creditor expressly oblige themselves to comply with the agreement herein, even in the fortuitous case of force-majeur, in terms with what is set forth in article two thousand one hundred and eleven of the Federal District Civil Code (Codigo Civil para el Distrito Federal).

TWENTY-SEVENTH.- RIGHTS AND FEES.- The rights, fees and other expenses caused by the formalization of this instrument, as well as by the intervention of a Public Certifier in this agreement, its filing, in its case, in the corresponding Property and Commerce Public Records and its cancellation, when due, shall be bourn by the Accredited, who is obliged to cover them when this instrument is signed.


TWENTY-EIGHTH.-JURISDICTION.- For all that relative to the interpretation, compliance and execution of the agreement herewith, the parties submit to the jurisdiction of the Courts competent of the Federal District (Distrito Federal), expressly renouncing to the jurisdiction of any address they have or may come to have.

                LEGAL PERSONALITIES AND PARTICULARS OF WITNESSES

SCOTIABANK INVERLAT, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO SCOTIABANK INVERLAT, (PREVIOUSLY BANCO INVERLAT, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO INVERLAT), is an institution constituted in accordance with the Country's laws, in deed number three-hundred and ten dated January the thirtieth, nineteen thirty-four before the Certification of Public Notary number seven of the City of Chihuahua, Chihuahua, Mr. Jose Mena Castillo; the first testimony of the aforementioned deed was filed dated May the twenty-fourth, nineteen thirty-four, under number forty-two to folios two-hundred eighty-two and subsequent of book number seventeen of the Commerce Section of the Property Public Records of the District of Morelos, Chihuahua.

With deed number three-thousand two-hundred and eighty-eight by Mr. Fernando O. Bustamante, Public Notary number nineteen of the District of Morelos, Chihuahua, on December twenty-fourth, nineteen seventy-six, the Financiera Comermex, Sociedad Anonima e Hipotecaria Comermex, Sociedad Anonima fusion with Banco Comercial Mexicano, Sociedad Anonima was formalized, the alter prevailing under the denomination of Multibanco Comermex, Sociedad Anonima, the first testimony of the aforementioned deed was filed under number four-hundred and thirteen to folios one-hundred and fifty-nine of book number two-hundred and thirteen, of the Commerce Section of the Property Public Records of the aforementioned District of Morelos, State of Chihuahua, dated December the thirty-first, nineteen seventy six.

As of August the twenty-ninth, nineteen eighty-three, date of issuance of the relative Decree by the Official Federation Diary (Diario Oficial de la Federacion) with the same date, it became a National Credit Society (Sociedad Nacional de Credito) and therefore its denomination changed Multibanco Comermex Sociedad Nacional de Credito.

By Federal Executive Decree dated January the twenty-ninth, nineteen ninety-two, issued in the Official Federation Diary (Diario Oficial de la Federacion) dated the thirtieth of the same date and year, this National Credit Society changed to a Corporation (Sociedad Anonima). Such Decree sets forth in its seventh article that the appointments, powers, orders, commissions, designations, of Fiduciary Delegates and, in general, the representations granted and the powers conceded by the Corporation (Sociedad) that is changed, shall prevail in their terms providing they are not specifically modified or revoked.

By public deed number thirty-three thousand nine-hundred seventy-three dated June the third, nineteen ninety-two, certificated by Mr. Francisco Javier Gutierrez Silva, Notary number one-hundred forty-seven, of the Federal District (Distrito Federal), and filed in the Property and Commerce Public Records of Chihuahua, State of Chihuahua, under number one-thousand two-hundred and twenty-seven, to folios one-hundred and eight, book number five-hundred seventy-three, dated September the nineteenth, nineteen ninety-two, the shareholders extraordinary assembly deed was formalized where they agreed, among other issues, to incorporate Multibanco Comermex Corporation (Sociedad Anonima) to Grupo Financiero Inverlat, a Variable Capital Corporation (Sociedad Anonima de Capital Variable), taking as their denomination that of Multibanco Comermex, Sociedad Anonima, Institucion de Banca

Multiple, Grupo Financiero Inverlat and completely modifying its social statutes.

By deed number thirteen thousand two-hundred and fifty four, dated December the second, nineteen ninety-four, certified by Ana Patricia Bandala Tolentino, Notary number one-hundred ninety-five of the Federal District (Distrito Federal), whose first testimony as duly filed in the Commerce Public Records of Chihuahua, State of Chihuahua, under number two-thousand two-hundred and twenty one, folios ninety one, book number six-hundred and sixty-six of the Commerce Section on June the first, nineteen ninety-five, and in the Commerce Public Records of the Federal District (Distrito Federal) in the mercantile file number one-hundred ninety-eight thousand eight-hundred and sixty seven, on June the seventh, nineteen ninety-five, through which the Shareholder Extraordinary General Assembly Deed was formalized, where, among others, they agreed to change its denomination to Inverlat Bank, Corporation, Multiple Banking Institution, Inverlat Financial Group, (Banco Inverlat, Sociedad Anonima, Institucion de Banca Multiple, Grupo Financiero Inverlat), and change its social address from the City of Chihuahua, State of Chihuahua, to Mexico City, Federal District (Distrito Federal), reforming for this effect the first and fifth articles of its social statutes.

By deed number twenty-three thousand three-hundred and ninety-five dated January the twelfth two-thousand and one, certified by Mrs. Ana Patricia Bandala Tolentino, officer of Notary one-hundred and ninety-five of the Federal District (Distrito Federal), in filing process due to the recent nature of its granting the Inverlat Bank, Corporation, Multiple Banking Institution, Inverlat Financial Group (Banco Inverlat, S.A., Institucion de Banca Multiple, Grupo Financiero Inverlat) Shareholders Ordinary, Extraordinary and Special Assembly Deed was formalized, where, among other agreements, they adopted the change of the corporation into a filial and the integral reform of its statutes, to adopt the denomination Scotiabank Inverlat, S.A., Institucion de Banca Multiple, Grupo Financiero Scotiabank Inverlat.

FRANCISCO JOSE VAZQUEZ FERNANDEZ, who participates in the formalization of the agreement herein with the capacity of representative of Scotiabank Inverlat, Sociedad Anonima, Institucion de Banca Multiple, Grupo Financiero Scotiabank Inverlat, justifies his personality and powers with the testimony of deed number ninety-nine thousand and fifty-five, dated February the second, nineteen ninety-six, certified by Mr. Francisco Villalon Igartua, Notary number thirty of the Federal District (Distrito Federal), where the granting of powers by Inverlat Bank, Corporation, Multiple Banking Institution, Inverlat Financial Group (Banco Inverlat, Sociedad Anonima, Institucion de Banca Multiple, Grupo Financiero Inverlat) is evidenced appointing him with powers to Claim and Collect, with all the general powers and even special ones that, according to the Law, require a special power or clause, but not including the power to cession assets, in terms with paragraph one of article two-thousand five-hundred and fifty-four of the Federal District Civil Code (Codigo Civil para el Distrito Federal); for Deeds of Administration in terms with the second paragraph of article two-thousand five-hundred and fifty-four of the Federal District Civil Code (Codigo Civil para el Distrito Federal); to formalize all types of agreements where the where the empowering corporation grants credit to third parties and release the assets from encumbrance set forth to guarantee them, exercising whatever rights and actions competent to the aforementioned empowering corporation; power to grant and file credit deeds in terms with what is set forth in article nine of the General Securities and Credit Operations Law (Ley General de Titulos y Operaciones de Credito), needing to exercise this latter power jointly with any other empowered officer of the corporation. As his particulars, the empowered officer states to be: Mexican by birth; original from Mexico, Federal District (Distrito Federal), born the first of October, nineteen forty-three; married; a Lawyer and Banking Officer, with address Boulevard Manuel Avila Camacho number one, tenth floor, Juridical Executive Office, Colonia Lomas de Chapultepec, Delegacion Miguel Hidalgo, zip code eleven-thousand and nine, Federal District (Distrito Federal).

Maria del Rosario Ordonez Rodriguez and Fernando Angel Ruiz Ramirez, in their witness capacity; state to be Mexican by birth; both of age; Banking Functionaries; she states she is single and he states he is married; with address Boulevard Manuel Avila Camacho number one, seventeenth floor, Juridical Executive Office, Colonia Lomas de Chapultepec, Delegacion Miguel Hidalgo, zip code eleven-thousand and nine, Federal District (Distrito Federal).


DAISYTEK DE MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, was constituted prior authorization by the Foreign Affairs Ministry (Secretaria de Relaciones Exteriores), as is evidenced by deed number seventy-nine thousand eight-hundred and ninety-two, granted May the twenty-fourth, nineteen ninety-four, certified by Mr. Ignacio Soto Borja, Notary number one-hundred and twenty-nine of the Federal District (Distrito Federal), filed in the Commerce Public Records of the Federal District (Distrito Federal), in mercantile folio number one-hundred ninety-two thousand and three on September ninth, nineteen ninety-four; with a ninety-nine-year duration; and address in the Federal District (Distrito Federal); its social object, among others is to: a) acquire, sell and distribute all types of computer provisions and their accessories, not including videotext or package commuting, ...f) obtain and grant loans that are not subject to baking intermediation, sign, accept and negotiate all types of securities, either civil or mercantile, subscribe and issue amortizable real estate share bonds, obligations or certificates mortgage certificates and request and obtain bonds and insurance and likewise issue guarantees or bonds regarding contracted obligations, or over securities, in representation of the Corporation, or corporations it has interest on or shares, j) in general, the execution of all types of lawful deeds, contracts and agreements, either civil or mercantile necessary to perform its social ends.

Glauber David Vivas in his capacity as legal representative of Daisytek, a Variable Capital Corporation (Sociedad Anonima de Capital Variable), evidences his powers with the testimony of deed number 107847, granted on August sixth of the year two-thousand and one, certified by Mr. Ignacio Soto Borja, Notary number 129, filed in the Commerce Public Records of the Federal District (Distrito Federal), under mercantile folio number 192303.

Signed in triplicate, before the witnesses subscribed hereafter, in the City of Mexico, Federal District (Distrito Federal) on the 22 day of the month of July of the year two-thousand two.

           "THE CREDITOR"                            "THE ACCREDITED"
     SCOTIABANK INVERLAT, S.A.                  DAISYTEK DE MEXICO, S.A. DE C.V.
   INSTITUCION DE BANCA MULTIPLE
GRUPO FINANCIERO SCOTIABANK INVERLAT





----------------------------------------       ---------------------------------
  MR. FRANCISCO JOSE VAZQUEZ FERNANDEZ             MR. GLAUBER DAVID VIVAS








                                   WITNESSES:





----------------------------------------       ---------------------------------
MISS MARIA DEL ROSARIO ORDONEZ RODRIGUEZ        MR. FERNANDO ANGEL RUIZ RAMIREZ

                                   DEED NUMBER

IN THE CITY OF MEXICO, FEDERAL DISTRICT (DISTRITO FEDERAL), THE __ DAY OF THE MONTH OF ____ OF YEAR TWO-THOUSAND AND TWO, I, ENRIQUE FLORES CASTRO ALTAMIRANO, BROKER OF THE PUBLIC BROKERAGE COMPANY NUMBER THIRTY-SIX OF THE FEDERAL DISTRICT, HEREBY CERTIFY:

That on this date and before me appeared Mr. Francisco Jose Vazquez Fernandez, in his capacity as Legal Representative of SCOTIABANK INVERLAT, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO SCOTIABANK INVERLAT, Mr. GLAUBER DAVID VIVAS, in his capacity as Legal Representative of DAISYTEK DE MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, Mr. GLAUBER DAVID VIVAS, in his capacity as Legal Representative of PRIORITY FULLFILLMENT SERVICES DE MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, and Miss. Maria del Rosario Ordonez Rodriguez and Mr. Fernando Angel Ruiz Ramirez, both in their own right, who in the latter CURRENT ACCOUNT CREDIT OPENING AGREEMENT, appear as "THE CREDITOR", "THE ACCREDITED" and "THE WITNESSES", respectively, with the purpose to ratify it in all and each of its parts, stating that what is included in it is the lawful expression of their will and that the signatures it bears are their authentic rubrics for they wrote them with their own hands and they are the same they use in all their deeds and businesses, statement they declare under oath to tell the truth and who for a greater evidence sign the herein deed before my presence and next to me.

                                 "THE CREDITOR"
                      SCOTIABANK INVERLAT, SOCIEDAD ANONIMA
                          INSTITUCION DE BANCA MULTIPLE
                      GRUPO FINANCIERO SCOTIABANK INVERLAT



    -------------------------------------------------------------------------
                               REPRESENTED BY MR.
                        FRANCISCO JOSE VAZQUEZ FERNANDEZ



                                "THE ACCREDITED"
            DAISYTEK DE MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE




--------------------------------------------------------------------------------
                               REPRESENTED BY MR.
                               GLAUBER DAVID VIVAS


                                 "THE WITNESSES"




----------------------------------------       ---------------------------------
 MARIA DEL ROSARIO ORDONEZ RODRIGUEZ             FERNANDO ANGEL RUIZ RAMIREZ
        BY HER OWN RIGHT                             BY HIS OWN RIGHT


                                    BEFORE ME



    -------------------------------------------------------------------------
                   LICENCIADO ENRIQUE FLORES CASTRO ALTAMIRANO
                         PUBLIC BROKER NUMBER THIRTY-SIX
                             OF THE FEDERAL DISTRICT
                               (DISTRITO FEDERAL)